UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2010 Torvec and Heinrocket Inc. entered into a business consulting contract to provide Torvec with assistance with commercializing its IsoTorque differential technology, especially in the differential aftermarket.

John Heinricy, President of Heinrocket, worked for General Motors for over 38 years, retiring in October 2008 as a GM Performance Division Executive to dedicate his full attention to Heinrocket.

For over thirty-five years, John Heinricy has developed, tested, and raced iconic cars. His name has always been synonymous with performance and quality. John has driven in over 240 professional races, including thirty-five 24-hour races, while continuously engineering General Motor’s vehicles. Throughout the years, automotive media and car buyers alike have enthusiastically endorsed the results. John works with skilled, multi-talented professionals and can deliver an array of services and support solutions to satisfy the full range of customer needs. More information on Heinrocket can be found at www.heinrocket.com

On February 19, 2010, Torvec and Capital Campaigns, Inc. agreed to continue their consulting relationship for an additional six months. Under the agreement Capital Campaigns will continue provide strategic planning, government relations, and marketing services for the company on the national political scene. More information on Capital Campaigns can be found at www.capitalcampaignsinc.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

February 23, 2010	By:	Keith E. Gleasman

Name: Keith E. Gleasman
Title: President